EXHIBIT 99.1

World Health Alternatives, Inc. Reports Results for Fourth Quarter and Year Ended December 31, 2004

Tuesday March 29, 11:52 am ET

PITTSBURGH—(BUSINESS WIRE)—March 29, 2005—World Health Alternatives, Inc. (OTC BB: WHAI - News):

•	Fourth Quarter Sales Increase 114% Versus Third Quarter Sales

•	All World Health Companies Combined Produced $36.5 Million in 4th Quarter Revenues On Pro Forma Basis

•	Organic Growth in Fourth Quarter Was 8% Over Prior Quarter

•	Company Refinanced and Consolidated Outstanding Debt in February 2005, Cutting Cost of Capital

•	Company Expects First Quarter 2005 Earnings of $.08 to $.10 Per Share on Revenues of $39 Million to $42 Million

World Health Alternatives, Inc. (OTC BB: WHAI - News), a premier medical staffing company that provides medical, professional and administrative staffing services to the healthcare industry, today announced its financial results for the fourth quarter and year ended December 31, 2004.

Richard McDonald, President of World Health Alternatives, said, “The Company achieved critical mass in the fourth quarter, substantially through strategic acquisitions and strong organic growth. We now offer all of the product lines that are integral to staffing the healthcare industry, making us a ‘one-stop’ staffing solution for an entire healthcare system. We have established a national reach and expect the benefits to include additional client contracts, a deeper talent pool of consultants and stronger financial performance. We have also reduced our overall debt and improved our financial and operating position.”

Mr. McDonald added, “Since our last reporting period, we have successfully completed three more acquisitions, which we expect to add approximately $131 million to the Company’s revenues over the 2005 fiscal year. Furthermore, the Company has continued to experience a strong organic growth rate, reaching 8% for the second quarter in a row on a quarter over quarter basis. We believe that rate will increase to 11% in the first quarter and continue to remain in double digits throughout 2005. Since mid-December, we have capitalized on operating efficiencies by reducing the number of internal employees from 329 to 296, which we expect will save approximately $1.4 million in personnel costs throughout 2005. The first quarter of 2005 has also yielded excellent results so far and put us on schedule to meet our goals for the year. We expect our first quarter earnings to be $.08 to $.10 per share on revenues of $39 million to $42 million. Overall, we believe we are well-positioned to meet the increasing demand for healthcare staffing services that the Company has been experiencing and we reiterate our guidance for 2005 of $200 million in revenues and $.50 to $.55 in net earnings.” No assurances can be given that the Company will maintain the current organic growth rate or achieve the estimated revenue, earnings per share or organic growth rate in 2005.

Sales for the Company for the three month period ended December 31, 2004, reached $22,553,603, up 2244% from $962,337 for the same three month period ended December 31, 2003. The increase was primarily due to both the acquisitions the Company completed between December 2003 and November 2004 and its organic growth. During the fourth quarter of 2004, the Company executed agreements to acquire the assets of Travel Nurse Solutions, Inc. on October 14, 2004, the assets of J&C Nationwide, Inc. on November 17, 2004, and the assets of Parker Services, Inc. on December 31, 2004. Travel Nurse Solutions achieved approximately $810,000 in sales between the start of its fourth quarter ended December 31, 2004, and the acquisition date. J&C Nationwide achieved approximately $8.1 million in sales in its fourth quarter ended December 31, 2004, prior to its acquisition and Parker Services achieved approximately $5.1 million in sales in its fourth quarter ended December 31, 2004. The pro forma combined revenue of World Health, Travel Nurse Solutions and J&C Nationwide for the fourth quarter was approximately $36.5 million.

Gross profit for the three month period ended December 31, 2004, reached $3,928,592, which was an increase of 802% when compared to $489,712 for the fourth quarter in 2003. The Company attributes this growth to the acquisitions as well as strong organic growth achieved through the addition of new business units in existing offices. The three aforementioned fourth quarter acquisitions had a combined pre-acquisition gross profit in the fourth quarter of approximately $7.9 million or 22%.

John Sercu, World Health’s Chief Operating Officer, commented, “We are on track and continue to execute our plan to become the premier healthcare staffing company in the market. We have exceeded our organic growth expectations and continue to experience the benefits of our integration efforts. Our key performance metrics are increasing and all divisions are seeing the results of efforts to improve profitability. The Company currently operates 17 offices and 31 business units and expects to add six more business units over the course of the next two quarters.”

Mr. Sercu continued, “One of the most exciting results of our focus on organic growth has been our ability to execute ‘cross business’ deals, pursuant to which one office receives a staffing order from a client and another office fills it. The success rate of these deals has exceeded expectations and highlights the value of our complementary service offerings and nationwide presence. It further demonstrates why we expect to continue exploring the acquisition of complementary companies to broaden and strengthen our market presence, management team and service capabilities throughout the United States.”

The Company incurred a total of approximately $13.4 million of non-cash amortization and interest expenses in connection with acquisitions and non-cash accretion of interest related to the issuance of debentures that were redeemed or converted to equity. The Company also experienced nonrecurring expenses of $1,233,022, which included expenses that have been eliminated through personnel reductions and other operating efficiencies. As a result of these nonrecurring and non-cash expenses, the Company’s actual net income decreased by approximately $14 million, to a loss of $14,376,398, from a profit of $226,148, for the three months ended December 31, 2004 and 2003, respectively. Excluding these non-cash items and the nonrecurring expenses, net income would be approximately $261,574, or $.01 cents per share. For a reconciliation of these financial measures to generally accepted accounting principles (“GAAP”), please see Table A.

Mr. McDonald said, “The Company expects to report a corresponding non-cash, beneficial increase in earnings in the first quarter of 2005 as a result of having incurred in the fourth quarter of 20004 certain non-cash expenses associated with preferred stock transactions recognized in the fourth quarter.”

For the year ended December 31, 2004, actual sales were $40,339,739, compared with $3,693,337 for 2003. Gross profit was $10,242,997, or 25%, in the year ended December 31, 2004, up from $1,599,794 in 2003. The Company incurred a total of approximately $14.3 million of non-cash amortization expenses in connection with acquisitions, non-cash accretion of interest related to the issuance of debentures that were redeemed or converted to equity and one-time expenses. As a result of these non-cash expenses, the Company’s net loss was $14,811,651 for the year ended December 31, 2004, versus a loss of $31,578 for last year. Excluding these non-cash and nonrecurring items, the Company’s net income would be $745,597, or $.02 per share, for 2004. For a reconciliation of these financial measures to GAAP, please see Table B.

The Company estimates that its earnings before deductions for interest, depreciation and amortization for the year ended December 31, 2004, was $1,243,044, or $0.03 per share. For a reconciliation of these financial measures to GAAP, please see Table C.

Mr. McDonald concluded, “By incurring certain non-cash expenses in 2004, we have, in our estimation, positioned the Company for a profitable 2005. The financing we completed with CapitalSource Finance LLC in February 2005 to refinance existing indebtedness should provide us with the working capital and flexibility needed for us to grow our revenues to over half a billion dollars within the next two years through organic growth and acquisitions. We will also benefit in 2005 from the upcoming debut of our interactive website (www.whstaff.com) and our efforts in the first quarter to consolidate the Company’s reporting operations in conjunction with the release of a new version of our information management system, ‘WorldWare’, which will enable us to report and manage our business on a product by product basis.”

World Health Alternatives, Inc.’s management will host a conference call at 11:15 a.m. EST to discuss the Company’s financial results and achievements. Those who wish to participate in the conference call may telephone 888-335-6674. A digital replay of the call will be available by telephone for 30 days and may be accessed by dialing 877-519-4471 (domestic) or 973-341-3080 (international) and entering access code 5869560. The call will also be available for review approximately 2 hours after its completion through World Health’s homepage at www.whstaff.com by clicking on either Windows Media or Real Player.

About World Health Alternatives, Inc.

World Health Alternatives, Inc. (OTC BB: WHAI - News) is a premier human resource firm offering specialized healthcare personnel for staffing and consulting needs in the healthcare industry. The Company places its experienced personnel on a project, temporary, permanent, or temporary-to-permanent basis. These options allow clients to control the expenses associated with new staff while also giving them the unique opportunity to evaluate a candidate’s performance essentially risk-free. The Company is headquartered in Pittsburgh, PA, and provides services from locations in Birmingham, AL, Mobile, AL, Citrus Heights, CA, Boca Raton, FL, Sanford, FL, Atlanta, GA, Danvers, MA, Morrisville, NC, Portsmouth, NH, Nashua, NH, Cincinnati, OH, Cleveland, OH, Portland, OR, Murray, UT, Bellevue, WA, and Seattle, WA. Additional information about World Health can be found at the Company’s website at www.whstaff.com.

This press release contains forward-looking statements. The words or phrases “would be,” “would allow,” “intends to’” “will likely result,” “are expected to,” “will continue,” “anticipate,” “expect,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “considers,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include: (a) whether the Company will successfully acquire existing staffing companies to grow its staffing business; (b) whether the Company will have adequate financing to expand the business; (c) whether the Company will effectively manage its expanding operations which will place significant demands on its managerial, financial and informational systems; (d) competition among medical staffing companies for clients and qualified nurses and other healthcare professionals and personnel; (e) the Company’s ability to locate and fill staffing orders; (f) whether general economic conditions and the regulatory environment will be favorable to the growth of the Company’s business; (g) the Company’s ability to grow organically; (h) whether the Company now offers all product lines that are integral to staffing in the healthcare industry, making it a “one-stop” staffing solution for healthcare entities; (i) whether the Company has established a national reach and whether that will result in benefits including additional client contracts, a deeper talent pool of consultants and stronger financial performance; (j) whether the Company’s three acquisitions in the fourth quarter of 2004 will add approximately $131 million to its revenues over the 2005 fiscal year; (k) Whether the Company’s organic growth rate will increase to 11% in the first quarter of 2005 and continue to remain in double digits throughout 2005; (l) whether the Company will save approximately $1.4 million in personnel costs throughout 2005; (m) whether the Company’s 2005 first quarter results put it on schedule to meet its goals in 2005; (n) whether the Company’s 2005 first quarter earnings will be $.08 to $.10 per share on revenues of $39 million to $42 million; (o) whether the Company is well-positioned to meet the increasing demand for healthcare staffing services that it has been experiencing; (p) whether the Company will achieve approximately $200 million in revenue and $.50 to $.55 per share in net earnings in 2005; (q) whether the Company is and/or will continue to be on track to execute its plan to become the premier healthcare staffing company in the market; (r) whether the Company will continue to experience the benefits of its integration efforts; (s) whether the Company’s key performance metrics are increasing and whether all divisions are seeing the results of efforts to improve profitability; (t) whether the Company will add six more business units over the course of the next two quarters of 2005; (u) whether the Company will continue exploring the acquisition of complementary companies to broaden and strengthen our market presence, management team and service capabilities throughout the U.S.; (v) whether the Company will report a corresponding non-cash, beneficial increase in earnings in the first quarter of 2005 as a result of having incurred in the fourth quarter of 20004 certain non-cash expenses associated with preferred stock transactions recognized in the fourth quarter; (w) whether the Company’s earnings before deductions for interest, depreciation and amortization for the year ended December 31, 2004, was $1,243,044, or $0.03 per share; (x) whether the Company has positioned itself for a profitable 2005 by incurring certain non-cash expenses in 2004; (y) whether the financing the Company completed with CapSource Finance LLC in February 2005 will provide it with the working capital and flexibility needed for the Company to grow its revenues to over half a billion dollars within the next two years through organic growth and acquisitions; (z) whether the Company will benefit in 2005 from the upcoming debut of its interactive website (www.whstaff.com) and its efforts in the first quarter to consolidate the Company’s reporting operations in conjunction with the release of a new version of its information management system, ‘WorldWare’; (aa) whether Worldware will enable the Company to report and manage its business on a product by product basis; (bb) other factors set forth in the Company’s periodic reports and Form SB-2 Registration Statement filed with the Securities and Exchange Commission which may be reviewed by accessing the SEC’s EDGAR system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company’s past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

World Health Alternatives, Inc. and Subsidiaries

Statements of Condensed Consolidated Operations

(Unaudited)

	For the Three Months Ended December 31,
	2004	2003
Sales	$22,553,603	$962,337
Cost of Sales	18,625,011	472,625

Gross profit	3,928,592	489,712

Selling, marketing and administrative expenses	4,900,040	193,480

Income (loss) from operations	(971,448)	296,232

Other income (expense):
Interest expense	(11,474,067)	(38,389)
Gain on extinguishment of debt	234,274	—
Loss on extinguishment of debt	(555,176)	—
Interest income	2,707	(6,211)
Other expense	(1,612,688)	—

Total other expenses	(13,404,950)	(44,600)

Income (loss) before income taxes	(14,376,398)	251,632

Income tax benefit (provision)	—	(25,484)

Net income (loss)	$(14,376,398)	$226,148

Preferred dividend for accretion of beneficial conversion feature	(10,576,319)	—

Loss to common shareholders after preferred dividend	$(24,952,717)	$226,148

Per share of common stock:

Basic	$(0.65)	$0.01

Dilutive	$(0.65)	$0.01

Weighted average number common shares basic and dilutive	38,675,020	35,014,944

World Health Alternatives, Inc. and Subsidiaries

Statements of Condensed Consolidated Operations

	For the Year Ended December 31,
	2004	2003
Sales	$40,339,739	$3,693,337
Cost of Sales	30,096,742	2,093,543

Gross profit	10,242,997	1,599,794

Selling, marketing and administrative expenses	10,730,422	1,481,521

Income (loss) from operations	(487,425)	118,273

Other income (expense):
Interest expense	(12,396,078)	(152,050)
Gain on extinguishment of debt	234,274	—
Loss on extinguishment of debt	(555,176)	—
Interest income	5,442	683
Other expense	(1,612,688)	—

Total other expenses	(14,324,226)	(151,367)

Loss before income taxes	(14,811,651)	(33,094)

Income tax benefit (provision)	—	1,516

Net loss	$(14,811,651)	$(31,578)

Preferred dividend for accretion of beneficial conversion feature	(10,576,319)	—

Loss to common shareholders after preferred dividend	$(25,387,970)	$(31,578)

Per share of common stock:

Basic	$(0.81)	$0.00

Dilutive	$(0.81)	$0.00

Weighted average number common shares basic and dilutive	31,297,050	37,609,013

World Health Alternatives, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2004	December 31, 2003
Assets

Current Assets
Cash	$928,135	$177,699
Accounts receivable	20,249,101	1,357,358
Accounts receivable - other	88,212	75,000
Prepaid expenses	1,614,816	148,309

Total Current Assets	22,880,264	1,758,366

Property, Plant and Equipment, net	2,240,840	120,992
Intangible Assets	16,293,616	3,231,793
Other Assets	177,500	38,000
Goodwill	59,105,541	152,207

Total Assets	$100,697,761	$5,301,358

Liabilities and Stockholders’ Equity

Current Liabilities
Cash overdraft	$3,241,798	$—
Accounts payable	4,516,620	25,032
Related party loan	3,010,420	—
Due to factors	8,630,391	242,101
Short-term notes payable	21,999,446	—
Accrued liabilities	2,930,918	189,190
Current and deferred income taxes payable	7,294	25,484
Preferred stock redemption liability	6,581,819	—
Current portion of notes payable	2,994,317	1,874,601

Total Current Liabilities	53,913,023	2,356,408

Note Payable, net of current portion	2,326,302	760,399
Malpractice liability	2,470,345	—

Mandatory Redeemable Series A Convertible Preferred Stock, $1,000.00 par value; 13,000,000 shares authorized, 12,823 and -0- shares issued and outstanding, respectively	5,969,328	—

Stockholders’ Equity
Preferred stock, $.0001 par value, 100,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.0001 par value, 200,000,000 shares authorized, 44,099,450 and 23,638,243 shares issued and outstanding, respectively	4,410	2,364
Additional paid-in capital	61,289,035	2,068,869
Retained earnings (deficit)	(25,274,682)	113,318

Total Stockholders’ Equity	36,018,763	2,184,551

Total Liabilities and Stockholders’ Equity	$100,697,761	$5,301,358

2004 Non-GAAP Financial Statements Reconciliation

The following financial data includes financial measures that are considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not prepared or presented in accordance with generally accepted accounting principles. The Company believes that the presentation of the accompanying material will enhance an overall understanding of its financial performance. The presentation of the non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles.

TABLE A

World Health Alternatives, Inc. and Subsidiaries

Reconciliation of GAAP Net Earnings and Earnings Per Share to

Adjusted Non-GAAP Net Earnings and Adjusted Earnings Per Share

	For the Three Months Ended December 31,
	2004	2003
Net earnings (loss), as reported (GAAP)	$(14,376,398)	$226,148
Preferred dividend for accretion of beneficial conversion feature	$(10,576,319)	$—

Non-cash Preferred dividend for accretion of beneficial conversion feature	$(10,576,319)	$—
Adjustments or charges, net of taxes:
Non-cash amortization of intangibles associated with acquisition	685,719	—
Non-cash accretion of interest related to issuance of debenture that were redeemed or converted to equity	12,719,231	—
Non-recurring expenses associated with personnel reductions and other operating efficiencies	1,233,022	—

Adjusted net earnings (non-GAAP)	$261,574	$226,148

Per share of common stock:
Diluted earnings per share, as reported (GAAP)	$(0.41)	$(0.65)

Adjustments or charges, net of taxes	0.66	—

Diluted earnings per share, as reported (non-GAAP)	$0.01	$0.01

Weighted average number common shares basic and dilutive	38,675,020	35,014,944

TABLE B

World Health Alternatives, Inc. and Subsidiaries

Reconciliation of GAAP Net Earnings and Earnings Per Share to

Adjusted Non-GAAP Net Earnings and Adjusted Earnings Per Share

	For the Year Ended December 31,
	2004	2003
Net earnings (loss), as reported (GAAP)	$(14,811,651)	$(31,578)
Preferred dividend for accretion of beneficial conversion feature	$(10,576,319)	$—

Non-cash Preferred dividend for accretion of beneficial conversion feature	$(10,576,319)	$—
Adjustments or charges, net of taxes:
Non-cash amortization of intangibles associated with acquisition	1,809,308	—
Non-charge for stock issued for services	170,399	—
Non-cash accretion of interest related to issuance of debenture that were redeemed or converted to equity	12,344,519	—
One time expenses related to merger with Better Solutions, Inc. and related Securities & Exchange Commission filings and start-up expenses for two new offices	—	501,000
Non-recurring expenses associated with personnel reductions and other operating efficiencies	1,233,022	—

Adjusted net earnings (non-GAAP)	$745,597	$469,422

Per share of common stock:
Diluted earnings per share, as reported (GAAP)	$(0.81)	$0.00

Adjustments or charges, net of taxes	0.83	—

Diluted earnings per share, as reported (non-GAAP)	$0.02	$0.01

Weighted average number common shares basic and dilutive	38,675,020	37,609,013

TABLE C

World Health Alternatives, Inc. and Subsidiaries

Reconciliation of GAAP Net Earnings Before Deductions for Interest,

Depreciation And Amortization and Adjusted Earnings Per Share

For the Year Ended December 31, 2004

Net earnings (loss), as reported (GAAP)	$(14,811,651)
Preferred dividend for accretion of beneficial conversion feature	$(10,576,319)

Adjustments:

Non-cash Preferred dividend for accretion of beneficial conversion feature	$(10,576,319)
Other non-cash expenses for derivative accounting	1,612,688
Interest	12,396,078
Depreciation and amortization	2,045,929

Adjusted net earnings (loss) before deductions for interest, depreciation and amortization (non-GAAP)	$1,243,044

Per share of common stock:
Diluted earnings per share, as reported (GAAP)	$(0.39)

Adjustments or charges, net of taxes	0.84

Diluted earnings (loss) per share before deductions for interest, depreciation and amortization, as reported (non-GAAP)	$0.03

Weighted average number common shares basic and dilutive	38,675,020

Contact:

World Health Alternatives, Inc.

Richard E. McDonald, 412-829-7800 (ext. 223)

or

Summit Financial Partners, LLC

Alan Schoaf, 317-218-0204

Source: World Health Alternatives, Inc.